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[AVISTA CORP. LOGO]


                                                                   EXHIBIT 99(A)

                                                                    NEWS RELEASE

CONTACT:       Media:  Hugh Imhof (509) 495-4264  hugh.imhof@avistacorp.com
               Investors: Angie Teed (509) 495-2930  angela.teed@avistacorp.com

                                                          FOR IMMEDIATE RELEASE:
                                                               December 9, 2002
                                                                  5:00 p.m.. EST

               FERC STAFF AND AVISTA REACH AGREEMENT IN PRINCIPLE
                       RECOMMEND EARLY RESOLUTION OF CASE

SPOKANE, WASH.: After months of intensive investigation into past energy trading activity, Federal Energy Regulatory Commission staff and Avista Corp. (NYSE:AVA) have today filed a joint motion which announces that the company and staff have reached an agreement in principle. The joint motion provides that:

         - FERC Trial Staff's investigation found no evidence that any executives or employees of Avista Utilities or Avista Energy knowingly engaged in or facilitated any improper trading strategy;

         - FERC Trial Staff's investigation found no evidence that Avista Utilities or Avista Energy engaged in any efforts to manipulate the western energy markets during 2000 and 2001.

         - The responses of Avista Utilities and Avista Energy to the FERC Trial Staff investigation indicated an overall cooperative attitude and response. FERC Trial Staff did not find that Avista Utilities or Avista Energy withheld relevant information from the Commission's inquiry into the western energy markets for 2000 and 2001.

         FERC staff and Avista have jointly filed the motion with Chief Administrative Law Judge Curtis Wagner. If approved, the motion will suspend the procedural schedule in the current FERC investigation regarding Avista, pending the filing of a formal agreement in resolution of the Section 206 proceeding. The final agreement for resolution will also be filed with Judge Wagner and, after a comment period, he will be requested to certify the agreement and forward it to FERC for acceptance.

         A copy of the joint motion as filed is attached to this news release.


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PAGE 2  FERC STAFF AND AVISTA REACH AGREEMENT IN PRINCIPLE

         The joint motion describes recommendations of staff regarding record keeping and training. Avista has agreed to continue recording energy trader conversations; develop further documentation for resolution of accounting disputes with counterparties; and maintain a training program on the applicable FERC code of conduct.

         Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is a company operating division that provides electric and natural gas service to customers in four western states. Avista's non-regulated affiliates include Avista Advantage, Avista Labs and Avista Energy. Avista Corp.'s stock is traded under the ticker symbol "AVA" and its Internet address is www.avistacorp.com

         Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

       This news release contains forward-looking statements regarding the company's current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2001 and Form 10-Q for the quarters ended March 31, June 30, and Sept. 30, 2002.


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